Exhibit 33.3

[FIRST REPUBLIC BANK LOGO]

Management Assessment

Management of First Republic Bank (the Bank) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans serviced for others (the Platform) as of and for the year ended December 31, 2015, except for servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(c), and 1122(d)(4)(xv), which the Bank has determined are not applicable to the activities it performs with respect to the Platform. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

We have determined that servicing criteria 1122(d)(1)(v) is applicable to the activities the Bank performs with respect to the Platform only as it relates to those transactions and securities issued after November 23, 2015. Appendix B identifies the individual asset-backed transactions and securities for which criteria 1122(d)(1)(v) is applicable. For transactions and securities issued on or before November 23, 2015, the Bank’s management has assessed compliance with servicing activities described in servicing criteria 1122(d)(1)(v) under other applicable servicing criteria in accordance with the SEC Division of Corporation Finance’s Manual of Publicly Available Interpretations on Regulation AB and Related Rules, Interpretation 11.03.

With respect to servicing criteria 1122(d)(4)(iv), 1122(d)(4)(xi), and 1122(d)(4)(xii), management has engaged various vendors to perform the activities required by these servicing criteria. The Bank’s management has determined that none of these vendors is considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Bank’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by the SEC’s Compliance and Disclosure Interpretation (“C&DI”) 200.06, Vendors Engaged by Servicers (C&DI 200.06) (formerly SEC Manual Telephone Interpretation 17.06). Management has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Bank’s management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criteria.

The Bank’s management has assessed the Bank’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2015. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the year ended December 31, 2015, the Bank has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

The Bank has amended its assessment of compliance dated February 26, 2016 to include the applicable servicing criteria 1122(d)(1)(v) and 1122(d)(2)(iv). Although these criteria were previously deemed “not applicable” as of and for the year ended December 31, 2015, the Bank has subsequently determined that they are in fact applicable to the activities it performs with respect to the Platform. The transactions to which criterion 1122(d)(1)(v) is applicable are identified in Appendix B. We have determined that servicing criterion 1122(d)(2)(iv) is applicable to all transactions and securities in the Platform.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2015.

/s/ Michael J. Roffler	9/14/16
Michael J. Roffler	Date
Executive Vice President and Chief Financial Officer

/s/ Nancy Segreto	9/14/16
Nancy Segreto	Date
Senior Vice President, Lending Services

/s/ John Glander	9/14/16
John Glander	Date
Vice President, Lending Strategies, Products, and Sales

APPENDIX A

Investor #	Investor Name	Loan Count	Balance
50	First Republic Preferred Capital Corp. I	29	$31,161,485.30
120	Redwood Trust (Bear Stearns)	24	$20,256,499.75
122	Sequoia 2007-2	43	$42,026,140.37
123	SEMT 2007-3	8	$9,694,802.13
124	CSMC Trust 2014-SAF1	1	$850,363.47
126	MTGLQ Investors, L.P.	120	$86,513,484.64
127	OneWest Bank N.A.	680	$553,424,637.26
128	Sequoia Mortgage Trust 2014-1	63	$55,369,095.34
129	STIFEL BANK & TRUST	40	$39,807,572.99
131	Morgan Stanley Mortgage	93	$93,972,081.36
132	JP Morgan Mortgage Trust 2014-2	306	$134,078,690.61
133	Sequoia Mortgage Trust 2013-12	42	$33,881,016.64
134	CSMC 2014-IVR3	58	$35,112,408.37
135	Citizens Bank, N.A And Various	3	$2,042,480.53
136	MSRM Loan Trust 2014-1	246	$211,543,427.42
137	Sequoia Mortgage Trust 2014-3	65	$52,872,814.27
138	J.P. Morgan Trust 2014-IVR3	80	$103,477,318.07
141	Delta Community Credit Union	20	$20,955,483.60
142	Sequoia Mortgage Trust 2013-12	47	$41,455,480.46
143	CSMC Trust 2014-IVR1	10	$8,878,486.21
144	CSMC Trust 2013-IVR5	1	$625,814.12
145	JP Morgan Mortgage TR 2014-1	45	$40,917,466.58
146	Florida Community Bank, N.A.	37	$39,817,383.57
147	Citizens Bank of Pennsylvania	91	$75,038,167.19
149	Hudson Valley Bank	6	$8,470,867.97
151	CMSC Trust 2013-7	2	$1,711,033.47
152	Sequoia Mortgage Trust 2013-11	14	$11,983,153.15
153	Sequoia Mortgage Trust 2013-10	2	$1,372,434.96
154	CSMC Trust 2013-6	19	$20,931,447.55
155	JP Morgan Mortgage Trust 2013-3	115	$121,024,014.74
156	NRP Mortgage Trust 2013-1	425	$384,997,651.89
157	CSMC Trust 2013-HYB1	278	$299,001,824.95
158	CSMC Trust 2013-IVR4	35	$36,418,311.88
162	Citigroup Mortgage Loan Trust Series 2005-6	28	$14,051,836.18
163	SAMI II 2005-AR2	77	$69,372,530.91
164	MLCC 2005-3	31	$24,418,565.03
165	MLMI 2005-A10	25	$27,215,002.51
166	Redwood Residential Acquisition Corp	17	$12,761,569.35
169	Sequoia Mortgage Trust 2012-1	68	$59,066,452.35
172	SEMT 2012-2	73	$63,961,565.00
173	SEMT 2013-1	17	$18,484,467.42
174	Sequoia Mortgage Trust 2012-3	72	$68,347,234.89
175	Harbor View 2003-2 (formerly Greenwich)	6	$2,511,678.20
176	Harbor View 2004-1 (formerly Greenwich)	19	$7,796,032.60
177	Harbor View 2004-5 (formerly Greenwich)	7	$3,820,691.97
178	Harbor View 2006-6	1	$386,154.63
180	MASTR 2003-5 (formerly UBS Warburg)	2	$1,589,284.40
181	Sequoia Mortgage Trust 2012-5	65	$60,428,229.30
182	Sequoia Mortgage Trust 2013-2	287	$255,840,603.41
183	Sequoia Mortgage Trust 2013-3	72	$67,098,191.44
184	Sequoia Mortgage Trust 2013-4	57	$59,769,305.26
185	MASTI 2003-4 (formerly UBS Warburg)	6	$3,217,914.32
187	Sequoia Mortgage Trust 2013-7	13	$10,927,431.65
188	Sequoia Mortgage Trust 2013-8	4	$2,475,602.01
189	CSMC Trust 2013-IVR3	29	$34,234,123.08
191	CSFB 2004-5	2	$447,768.73
192	CSFB 2004-6	4	$582,192.07

APPENDIX A

193	CSFB 2004-7	1	$223,401.62
194	TIAA-CREF Trust Company, FSB	273	$166,200,454.08
195	MLMI 2005-A1	13	$6,493,903.20
196	Merrill Lynch Bank	28	$22,855,792.70
197	MLCC 2006-2	53	$28,841,347.74
199	Sequoia Mortgage Trust 2012-4	48	$47,682,018.43
200	Sequoia Mortgage Trust 2012-6	32	$30,502,749.17
201	JP Morgan Mortgage Acq. Corp.	172	$136,599,495.92
203	Scottrade Bank	102	$48,085,184.30
204	JP Morgan Mortgage Trust 2013-1	251	$169,709,327.80
207	CSMC Trust 2013-IVR1	99	$82,505,687.20
209	CSMC Trust 2013-IVR2	163	$148,510,252.22
215	Bank United N.A.	29	$30,723,502.40
216	North Valley Bank	12	$13,520,460.41
217	Signature Bank	13	$17,947,392.79
244	Independent National Mortgage	1	$328,423.42
248	Washington Mutual Bank, Flow Sales (PNC)	2	$434,020.27
250	CitiMortgage	8	$2,199,496.51
260	CitiMortgage	12	$2,537,145.74
312	Residential Funding	18	$5,791,602.24
330	U.S. Bank	2	$222,747.28
356	Thornburg 2008-1	3	$1,661,970.83
357	Everbank	18	$15,292,599.37
358	DLJ Mortgage Capital, Inc.	1	$1,600,000.00
360	Northfield Bank	287	$277,192,921.95
361	JP Morgan Trust 2014-OAK4	11	$12,911,483.17
362	JP Morgan Mortgage Trust 2014-5	186	$119,757,099.69
363	Sequoia Mortgage Trust 2014-4	121	$103,684,910.88
364	JP Morgan Mortgage TR2014-IVR6	335	$330,721,573.49
365	CSMC TRUST 2105-WIN1	6	$4,943,543.60
366	JP Morgan Mortgage Trust 2015-1	795	$790,866,625.61
367	Sequoia Mortgage Trust 2015-1	117	$97,647,389.36
368	Nexbank SSB	86	$79,453,670.04
369	CSMC Trust 2015-1	5	$4,549,322.79
370	JP Morgan Mortgage TR2015-IVR2	357	$343,632,109.47
371	CSMC TRUST 2015-2	8	$6,112,623.16
372	CSMC TRUST 2015-3	5	$3,598,272.70
373	Dime Bank	35	$28,921,622.28
375	Sequoia Mortgage Trust 2015-2	22	$16,093,959.12
376	RWT FINANCIAL, LLC	355	$305,722,395.23
377	CSMLT 2015-1	21	$16,542,704.70
378	JP MORGAN MORTGAGE TR 2015-3	84	$77,481,565.04
380	SEQUOIA MORTGAGE TR 2015-3	43	$39,799,119.20
381	GUARANTY BANK & TRUST COMPANY	65	$49,340,795.42
382	CSMLT 2015-2 TRUST	2	$1,909,949.28
383	Landmark Community Bank	21	$15,194,369.69
384	GOLDEN PACIFIC BANK, NA	6	$4,032,557.58
385	J.P. MORGAN MORTGAGE TR 2015-4	167	$131,100,516.29
386	J.P. MORGAN MORTGAGE TR 2015-5	458	$439,200,734.51
387	Colorado Federal Savings Bank	71	$96,841,713.07
388	Nationwide Bank	284	$240,480,457.33
389	Wilmington Sav Fund Society	91	$93,114,552.35
390	J.P. MORGAN MORTGAGE TR 2015-6	78	$72,232,928.32
391	CSMLT 2015-3 TRUST	17	$13,017,569.83
392	Sequoia Mortgage Trust 2015-4	59	$44,675,757.52
393	Broadway Federal Bank	103	$99,055,258.29
394	New Residential Mortgage Loan	1	$400,196.40
395	NATIIONSTAR MORTGAGE LLC., AS	1	$1,000,000.00

APPENDIX A

414	Federal Home Mortgage Loan Association	7	$487,240.16
415	FNMA MBS	5	$254,188.89
420	THORNBURG MORTGAGE THB2003-1	3	$1,952,362.61
421	THORNBURG MORTGAGE THB2003-2	5	$2,667,788.41
422	THORNBURG MORTGAGE THB2003-3	1	$927,582.46
423	THORNBURG MORTGAGE THB2003-4	7	$5,196,115.63
424	THORNBURG MORTGAGE THB2003-5	14	$10,471,416.92
425	THORNBURG MORTGAGE THB2003-6	16	$10,764,234.62
426	THORNBURG MORTGAGE THB2004-1	9	$5,196,455.94
427	THORNBURG MORTGAGE THB2004-2	12	$8,466,896.05
428	THORNBURG MORTGAGE THB2004-3	16	$10,969,288.31
429	THORNBURG MORTGAGE THB2004-4	26	$15,705,076.35
430	THORNBURG MORTGAGE THB2005-1	46	$23,211,139.52
431	THORNBURG MORTGAGE THB2005-2	35	$23,269,414.17
432	THORNBURG MORTGAGE THB2005-3	37	$28,764,130.13
433	THORNBURG MORTGAGE THB2005-4	13	$7,329,264.64
434	THORNBURG MORTGAGE THB2006-1	8	$7,306,154.33
435	THORNBURG MORTGAGE THB2006-2	15	$9,626,563.95
436	THORNBURG MORTGAGE THB2006-3	20	$14,964,485.55
437	THORNBURG MORTGAGE THB2006-4	10	$10,739,475.27
438	THORNBURG MORTGAGE THB2006-5	10	$5,089,140.43
439	THORNBURG MORTGAGE THB2006-6	35	$17,005,700.56
440	THORNBURG MORTGAGE THB2007-1	5	$4,346,000.00
441	THORNBURG MORTGAGE THB2007-2	46	$36,848,971.99
442	THORNBURG MORTGAGE THB2007-3	14	$8,259,291.18
443	THORNBURG MORTGAGE THB2007-4	3	$4,011,382.91
510	CitiMortgage	6	$650,347.66
515	Fannie Mae-Laser	4946	$1,630,762,795.20
516	Bank of New Canaan	3	$3,729,250.00
614	Federal Home Loan Mortgage Association	1	$40,314.06
633	Chase Mortgage Services, Inc	3	$97,910.79
636	Bank United of Florida	1	$18,765.36
637	Bank of America	2	$134,983.11
720	2002-FRB2 REMIC	27	$15,082,818.47
730	2002-FRB1 REMIC	40	$21,305,545.98
740	2001-FRB1 REMIC	48	$31,286,133.09
760	2000-FRB1 REMIC	19	$6,859,357.38
770	Bear Stearns	10	$2,498,835.64
775	AAR BART 2003-5 (Bear Stearns)	24	$8,234,515.22
777	HVMLT 2006-13	1	$718,283.42
780	2000-FRB2 REMIC	28	$13,528,329.93

	Total	15,264	10,438,964,956.81

APPENDIX B

Investor #	Investor Name	Loan Count	Balance
166	Redwood Residential Acquisition Corp	16	$11,775,599.29
376	RWT Financial LLC	12	$11,616,772.66
387	Colorado Federal Savings Bank	40	$43,287,019.23
391	CSMLT 2015-3 TRUST	1	$503,997.02
393	Broadway Federal Bank	102	$98,755,833.50
395	Nationstar Mortgage LLC., AS	1	$1,000,000.00
515	Fannie Mae-Laser	75	$29,791,284.74

	Total	247	$196,730,506.44